UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2025

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 3030 Winnemucca, Nevada	89446
(Address of Principal Executive Offices)	(Zip Code)

(775) 304-0260
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 29, 2025, Hycroft Mining Holding Corporation (the “Company”) held its 2025 virtual annual meeting of stockholders (the “Annual Meeting”), to vote on the following matters:

1. Election of Directors

Each of the following six nominees was elected to serve on the Company’s Board of Directors, in accordance with the voting results listed below, to serve until the Company’s 2026 annual meeting of stockholders or until their successor is elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Diane R. Garrett	46,003,622	0	2,888,566	10,145,291
Sean D. Goodman	48,454,317	0	437,871	10,145,291
Michael J. Harrison	45,636,547	0	3,255,641	10,145,291
Stephen A. Lang	44,908,091	0	3,984,097	10,145,291
David C. Naccarati	45,997,916	0	2,894,272	10,145,291
Thomas Weng	44,967,540	0	3,924,648	10,145,291

2. Approval of the Hycroft Mining Holding Corporation 2025 Performance and Incentive Pay Plan

Stockholders voted to approve the Hycroft Mining Holding Corporation 2025 Performance and Incentive Pay Plan, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
48,370,804	294,391	226,993	10,145,291

3. Ratification of Auditors

Stockholders voted to ratify the Audit Committee’s appointment of Baker Tilly US LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2025, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
58,184,672	436,856	415,951	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2025	Hycroft Mining Holding Corporation

	By:	/s/ Rebecca A. Jennings
Rebecca A. Jennings Senior Vice President and General Counsel